As filed with the Securities and Exchange Commission on May 23, 2006
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               __________________

                             INTERLINE BRANDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                      03-0542659
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                     Identification Number)
                               __________________

         801 W. BAY STREET                                     32204
       JACKSONVILLE, FLORIDA                                (Zip Code)
  (Address of Principal Executive
              Office)

                INTERLINE BRANDS, INC. 2004 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                               __________________

                            LAURENCE W. HOWARD, ESQ.
                             INTERLINE BRANDS, INC.
                                801 W. BAY STREET
                           JACKSONVILLE, FLORIDA 32204

                     (Name and address of agent for service)

                                 (904) 421-1400
          (Telephone number, including area code, of agent for service)

                               __________________

                                    Copy to:
                              JOHN C. KENNEDY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE       AMOUNT TO BE  OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
            REGISTERED              REGISTERED(1)         SHARE               PRICE          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
     share (2)...................     2,000,000         $ 22.96          $ 45,920,000           $ 4,914
-------------------------------------------------------------------------------------------------------------

--------------
(1) Pursuant to Rule 416 under the  Securities  Act of 1933,  as amended  (the  "Securities  Act"),  this
    Registration  Statement  shall be deemed to cover any  additional  securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Represents  2,000,000  shares of Common Stock reserved for issuance  under the 2004 Equity  Incentive
    Plan.  Pursuant to Rule 457(c) and (h)(1) under the  Securities  Act, the proposed  maximum  offering price per share was  determined  based on the average of the high and low prices of Interline  Brand,
    Inc.'s common stock reported on the New York Stock Exchange on May 22, 2006.

================================================================================

                                EXPLANATORY NOTE

         This registration statement is being filed solely for the registration of additional shares of common stock of Interline Brands, Inc., a Delaware corporation (the "Company") for issuance pursuant to awards granted under the Interline Brands, Inc. 2004 Equity Incentive Plan (the "Plan"). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration No.
333-121443) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission by us are hereby incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

         (c) The Company's Current Reports on Form 8-K filed on March 17, 2006 and May 15, 2006; and

         (d) The description of the Company's common stock set forth, or incorporated by reference, in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on December 13, 2004 and any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or
supersedes  such  earlier  statement.   Any  such  statement  so  modified  or
superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


         ITEM 8.  EXHIBITS

         See the Exhibit Index below for a list of Exhibits being filed with this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on May 22, 2006.


                                        INTERLINE BRANDS, INC.
                                        A DELAWARE CORPORATION


                                        By: /s/ Michael J. Grebe
                                            ----------------------------------
                                            Name:   Michael J. Grebe
                                            Title:  President, Chief Executive
                                                    Officer and Director




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Grebe, William E. Sanford and Thomas J. Tossavainen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 22, 2006 by the following persons in the capacities indicated.


        SIGNATURES                           TITLE
        ----------                           -----


 /s/ Ernest K. Jacquet
---------------------------    Chairman of the Board and Director
     Ernest K. Jacquet


 /s/ Michael J. Grebe          President, Chief Executive Officer and Director
---------------------------    (Principal Executive Officer)
     Michael J. Grebe


/s/ Thomas J. Tossavainen      Chief Financial Officer (Principal Accounting
---------------------------    Officer and Principal Financial Officer)
    Thomas J. Tossavainen


    /s/ Gideon Argov
---------------------------    Director
       Gideon Argov

        SIGNATURES                           TITLE
        ----------                           -----


/s/ Michael E. DeDomenico
---------------------------    Director
   Michael E. DeDomenico


    /s/ John J. Gavin
---------------------------    Director
       John J. Gavin


 /s/ Barry J. Goldstein
---------------------------    Director
    Barry J. Goldstein


 /s/ Charles W. Santoro
---------------------------    Director
    Charles W. Santoro


    /s/ Drew T. Sawyer
---------------------------    Director
      Drew T. Sawyer

                                  EXHIBIT INDEX


    EXHIBIT
     NUMBER                          DESCRIPTION OF EXHIBIT
---------------  -------------------------------------------------------------
        5.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

       23.1      Consent of Deloitte & Touche LLP

       23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the opinion filed as Exhibit 5.1)

       24.1 Power of Attorney (included on signature page of this Registration Statement)